SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     December 6, 2002

                               Trenwick Group Ltd.
             (Exact Name of Registrant as Specified in its Charter)

          Bermuda                        1-16089                 98-0232340
State or Other Jurisdiction            (Commission             (IRS Employer
     of Incorporation)                 File Number)          Identification No.)

        LOM Building, 27 Reid Street
          Hamilton, HM 11, Bermuda                             Not Applicable
 (Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code (441) 292-4985


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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. - Other Events

      On December 8, 2002 Trenwick Group Ltd. ("Trenwick"), and its subsidiaries Trenwick America Corporation, Trenwick Holdings Limited and LaSalle Re Holdings Limited, reached an agreement in principle with certain lending institutions party to the Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000 (the "Credit Agreement"), and JP Morgan Chase Bank, as Administrative Agent. The agreement in principle provides for an extension for one year of $182.5 million of letters of credit supporting Trenwick's underwriting at Lloyd's. To those financial institutions extending their letters of credit, Trenwick will pay a 5% per annum cash letter of credit fee, issue pay-in-kind notes bearing interest at LIBOR plus 2.5% per annum, issue warrants equal to 10% of Trenwick's fully diluted equity capital and pay 15% of the profits earned by Trenwick for the 2002 and 2003 Lloyd's years of account. The agreement in principle also requires Trenwick to comply with certain financial and operational covenants in addition to those contained in the Credit Agreement. Trenwick also committed to pledge all of its equity interests, assets and property to secure its obligation to the renewing letter of credit providers.

      On December 6, 2002, Trenwick and its subsidiaries Trenwick America Corporation, Trenwick Holdings Limited and LaSalle Re Holdings Limited entered into a Second Amendment to the Forbearance Agreement, dated as of November 11, 2002 (the "Forbearance Agreement"), with certain lending institutions party to the Credit Agreement and JP Morgan Chase Bank, as Administrative Agent. In the Second Amendment to the Forbearance Agreement, the letter of credit providers agreed to refrain from enforcing their rights or remedies under the Credit Agreement until December 13, 2002, or earlier if there is another default under the Credit Agreement or the Forbearance Agreement, a third party exercises any right of action against Trenwick for a debt in excess of $5,000,000 or other material obligation or Trenwick takes an action which the letter of credit providers reasonably consider to be materially adverse to their interests.

      On December 9, 2002, Trenwick and its subsidiaries Trenwick America Corporation, Trenwick Holdings Limited and LaSalle Re Holdings Limited entered into the Third Amendment and Consent to the Forbearance Agreement with certain lending institutions party to the Credit Agreement and JP Morgan Chase Bank, as Administrative Agent. The Third Amendment and Consent to the Forbearance Agreement further extended the forbearance period until December 31, 2002 in order to complete final documentation of the terms of the extension of the letters of credit and permitted Trenwick to deposit funds at Lloyd's to satisfy its current obligations.

      On December 8, 2002, Trenwick issued a press release announcing the agreement in principle with its letter of credit providers, the hiring of Greenhill & Co. as a financial advisor and the cessation of underwriting at Trenwick International Limited. A copy of the press release is filed herewith as
Exhibit 99.4 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits


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(c)   Exhibits

99.1 Second Amendment to the Forbearance Agreement, dated as of December 6, 2002, among Trenwick Group Ltd. and its subsidiaries Trenwick America Corporation, Trenwick Holdings Limited and LaSalle Re Holdings Limited, and certain lending institutions party to the Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000, and JP Morgan Chase Bank, as Administrative Agent.

99.2 Third Amendment and Consent to the Forbearance Agreement, dated as of December 9, 2002, among Trenwick Group Ltd. and its subsidiaries Trenwick America Corporation, Trenwick Holdings Limited and LaSalle Re Holdings Limited, and certain lending institutions party to the Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000, and JP Morgan Chase Bank, as Administrative Agent.

99.3  LOC Facility Term Sheet, dated December 3, 2002.

99.4  Press Release of Trenwick Group Ltd. issued December 8, 2002.


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                                    SIGNATURE

      Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRENWICK GROUP LTD.


                                            By: /s/ W. Marston Becker
                                               ---------------------------------
                                                W. Marston Becker
                                                Acting Chairman and
                                                Acting Chief Executive Officer

Dated: December 12, 2002


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                                  EXHIBIT INDEX

Exhibit                    Description of Exhibit
-------                    ----------------------

99.1 Second Amendment to the Forbearance Agreement, dated as of December 6, 2002, among Trenwick Group Ltd. and its subsidiaries Trenwick America Corporation, Trenwick Holdings Limited and LaSalle Re Holdings Limited, and certain lending institutions party to the Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000, and JP Morgan Chase Bank, as Administrative Agent.

99.2 Third Amendment and Consent to the Forbearance Agreement, dated as of December 9, 2002, among Trenwick Group Ltd. and its subsidiaries Trenwick America Corporation, Trenwick Holdings Limited and LaSalle Re Holdings Limited, and certain lending institutions party to the Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000, and JP Morgan Chase Bank, as Administrative Agent.

99.3  LOC Facility Term Sheet, dated December 3, 2002.

99.4  Press Release of Trenwick Group Ltd. issued December 8, 2002.